EagleBankCorp.com 301.986.1800 MD | VA | DC About Eagle Bancorp, Inc. and EagleBank Eagle Bancorp, Inc. is the holding company for EagleBank, which commenced operations in 1998. EagleBank is headquartered in Bethesda, Maryland, and conducts full service commercial banking through 12 offices, located in Suburban, Maryland, Washington, D.C. and Northern Virginia. EagleBank focuses on building relationships with businesses, professionals and individuals in its marketplace. FOR IMMEDIATE RELEASE September 30, 2024 EagleBank Contact Vikki Kayne Chief Marketing Officer 301.986.1800 Eagle Bancorp, Inc. Positions for Growth Through Capital Actions BETHESDA, MD - September 30, 2024 - Eagle Bancorp, Inc. (NASDAQ: EGBN), the Bethesda-based holding company for EagleBank, one of the largest community banks in the Washington D.C. area, today announced two actions taken to position itself for future growth. As of September 30, 2024, the Company closed on a private placement of a five- year senior debt totaling $77.7 million maturing on September 30, 2029, and recalibrated its cash dividend for the third quarter of 2024 to reflect the company’s growth plans. “At EagleBank, our highest priorities are advancing our growth strategy and expanding the diversity of our deposit and loan portfolio.” said Susan G. Riel, Eagle Bancorp President and Chief Executive Officer. “This successful transaction boosts our ability to pursue sustained growth and demonstrates the confidence investors have in our vision and the future of the Company.” Over the past 18 months, the Company has enhanced its senior management team, taken steps to grow deposits and improve the quality of its funding profile, added to its allowance for credit losses, and expanded the granularity of its CRE office disclosure. The debt issuance received full participation from Executive Management and the Board of Directors who collectively invested a total of $3.9 million. The cash dividend of $0.165 per share will be payable on October 31, 2024 to shareholders of record October 21, 2024. Going forward, the Company is altering the announcement timing of future common stock dividends to align with Company earnings releases, with the next announcement scheduled in late January 2025 when fourth quarter of 2024 earnings are announced. About EagleBank Eagle Bancorp, Inc. is the holding company for EagleBank, which commenced operations in 1998. EagleBank is headquartered in Bethesda, Maryland, and conducts full service commercial banking through more than a dozen offices, located in Suburban, Maryland, Washington, D.C. and Northern Virginia. EagleBank focuses on building relationships with businesses, professionals and individuals in its marketplace. Caution About Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Because of these uncertainties and the assumptions on which the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the SEC. Except as required by law, the Company does not undertake to update forward-looking statements contained in this release. Not an Offer This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security of the Company. The senior debt issued in the private placement has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.